Exhibit 10.7

SMITH BARNEY FUTURES MANAGEMENT INC.

390 Greenwich Street, 1st Floor, New York, New York 10013-2396

May 31, 1996

Chesapeake Capital Corp.

500 Forest Avenue

Richmond, Virginia 23229

Attn: Mr. John Hoade

Re:	Management Agreement renewal Smith Barney Tidewater futures Fund L.P.

Dear Mr. Hoade:

We are writing with respect to your Management Agreement concerning the commodity pool to which reference is made above. This notice is to inform you that the Partnership has decided to renew and hereby elects to renew said Management Agreement for an additional one (1) year period ending June 30, 1997. All other provisions of the Management Agreement will remain unchanged.

Very truly yours,
SMITH BARNEY FUTURES MANAGEMENT INC.
By:	/s/ Daniel A. Dantuono
Daniel A. Dantuono
Chief Financial Officer, Director and Treasurer

DAD/sr

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